EXHIBIT 5.1

                                 August 6, 1997

Board of Directors
Coach USA, Inc.
One Riverway, Suite 600
Houston, Texas 77056

Ladies and Gentlemen:

            The undersigned, Senior Vice President and General Counsel to Coach USA, Inc., a Delaware corporation (the "Company") is delivering this opinion in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company to exchange up to $150,000,000 aggregate principal amount of its 9 3/8% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes") for its existing
9 3/8% Senior Subordinated Notes Due 2007, Series A (the "Existing Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the indenture (the "Indenture"), dated as of June 24, 1997, between the Company, the guarantors named therein (the "Guarantors") and The Bank of New York, as Trustee.

            In arriving at the opinions expressed below, I have examined the Registration Statement, the Prospectus contained therein, the Indenture which is filed as an exhibit to the Registration Statement, and the originals or copies certified or otherwise identified to my satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company. In such examination, I have assumed and have not verified (i) that the signatures on all documents that I have examined are genuine, (ii) the authenticity of all documents submitted to me as originals, (iii) the conformity with the authentic originals of all documents submitted to me as certified, photostatic or faxed copies, and (iv) that all documents in respect of which forms were filed with the Securities and Exchange Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that I have examined. In addition, as the basis for the opinion hereinafter expressed, I have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as I have deemed necessary or advisable for the purposes of this opinion.
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Board of Directors
Coach USA, Inc.
August 6, 1997

            Based upon the foregoing, having due regard for such legal considerations as I deem relevant and assuming the due authorization, execution and delivery of the Exchange Notes by the Company, I am of the opinion that the Indenture, Exchange Notes and the guarantee of each of the Guarantors (the "Guarantees"), (a) when the Notes have been exchanged in the manner described in the Registration Statement, (b) when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) when applicable provisions of "blue sky" laws have been complied with, will constitute valid and legally binding obligations of the Company and the Guarantors, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnity and contribution thereunder may be limited by federal or state securities laws of public policy relating thereto.

            This opinion is limited in all respects to the laws of the State of Texas and the Delaware General Corporation Law. I express no opinion as to, and for the purposes of the opinions set forth herein, I have conducted no investigation of, and do not purport to be an expert on, any laws other than the laws of the State of Texas and the Delaware General Corporation Law. I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    Douglas M. Cerney
                                    Senior Vice President and General Counsel
                                    Coach USA, Inc.